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                                                                    EXHIBIT 10.2

                    REAL ESTATE SALE AND PURCHASE AGREEMENT


         THIS AGREEMENT is made as of this 18th day of May, 1995, by and between F&M BANK - MARTINSBURG, (hereinafter referred to as "Seller"), and PAXSON COMMUNICATIONS OF WASHINGTON-60, INC., a Florida corporation (hereinafter referred to as "Purchaser").

         WHEREAS, by Order entered January 30, 1995 in the matter of In Re Flying A Communications, Inc., Debtor in Bankruptcy Case No. 92-31171-LEF (hereinafter referred to as the "Order"), the United States Bankruptcy Court for the Northern District of West Virginia approved a proposed sale of certain assets of the Debtor's estate by the Chapter 7 Trustee, Gary Rosen (hereinafter referred to as "Trustee") to Purchaser; and,

         WHEREAS, the Order provided for the sale by Seller to Purchaser of certain real estate hereinafter described for the total net sum of $625,000.00 incident to the sale of other assets of the Debtor's estate.

         NOW THEREFORE THIS AGREEMENT does WITNESSETH that Seller and Purchaser hereby agree as follows:

         1.      THE PROPERTY:    Seller agrees to sell and Purchaser agrees to
buy that certain real estate, with improvements located in Berkeley County, West Virginia with legal description as set forth in the attached Exhibit A (hereinafter referred to as the "Property").

         AND BEING the same property as was conveyed to F&M Bank - Martinsburg, by that certain deed dated April 1, 1994, and recorded in the Office of the Clerk of the County Commission, Berkeley County, West Virginia in Deed Book 526 at Page 327.

         2.      SETTLEMENT:      The parties covenant and agree that the
settlement for the sale and conveyance of the Property as hereinabove described, shall be held at the law offices
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of Seller's attorneys, in Berkeley County, West Virginia or at such other place as Seller and Purchaser may agree, as soon as reasonably practicable within five (5) business days of the closing of the assignment of the construction permit to Purchaser by Trustee.

         3. PURCHASE PRICE: Purchaser shall pay to the Seller the total net sum of SIX HUNDRED TWENTY-FIVE THOUSAND and 00/100 DOLLARS ($625,000.00), for the Property hereinabove described. The Purchase Price shall be paid as follows:

                 a. Purchaser shall allow Seller to take possession of and treat as an earnest money deposit $50,000.00 of the $500,000.00 in account no. 15145714 currently existing at Seller upon the execution of this Agreement by both Seller and Purchaser (the "Deposit") and Seller shall wire transfer the remaining $450,000.00 plus accrued interest to Purchaser upon written instructions. Such deposit shall be held by Seller in an interest bearing account until settlement upon the Property, at which time such Deposit and all interest thereon shall be delivered to the settlement agent and applied against sums otherwise due from Purchaser, unless otherwise forfeited or refunded in accordance with the terms of this Agreement.

                 b. The balance of the Purchase Price shall be paid by the Purchaser in cash (Cashier's/Certified check) or wire transfer of immediately available funds, at settlement.

         4.      CONTINGENCIES:   Purchaser's obligations under this Agreement
are expressly contingent upon the Trustee obtaining the consent and approval of the Federal Communications Commission ("FCC") for the transfer to Purchaser of the construction permit formerly granted to Flying A Communications, Inc. as described in the Order and successfully closing the transaction. Purchaser agrees to forthwith request Trustee to make application for said consent and approval and to cause the Trustee to make application for said consent and approval and to





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cause the Trustee to diligently pursue the same, and Purchaser agrees to take all necessary steps within its power to obtain said consent and approval as soon as possible. If the sale is not consummated on or before July 15, 1995 (the "Closing Deadline"), then and in that event, Seller or Purchaser may declare the Purchase Agreement terminated, unless the applications filed with the FCC by Purchaser or the Trustee, or both, are being actively processed by the FCC, in which case the Closing Deadline shall be extended to the earlier of the date which is 30 days after the FCC approval is obtained or January 15, 1996; upon which the Deposit shall be immediately returned to Purchaser and thereafter neither Purchaser nor Seller shall have any further obligation nor liability hereunder.

         5.      POSSESSION:      Possession of the Property shall be granted
upon closing.

         6.      RISK OF LOSS PRIOR TO SETTLEMENT:          Until execution and
deliver of the deed, the risk of loss or damage to the Property, or any portions thereof, by fire or other casualty, is assumed by the Seller.

         7.      TRANSFER OF TITLE:        At settlement, Seller shall deliver
to Purchaser a general warranty deed, conveying good and marketable title to the Property, insurable by a reputable title insurance company, subject only to the following:

                 a. The lien of Berkeley County property taxes for 1995 and subsequent years.

                 b. Easements and right-of-ways for utilities services, distribution and transmission of record and in existence, which do not render title unmarketable.

                 c. Reservations, easements, covenants and restrictions of record, which do not render title unmarketable and are listed on Exhibit B attached hereto and by this reference made a part hereof.





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         Within four days after the effective date of this Agreement, Purchaser shall order an examination of title to the Property. If the title report reveals that the title is not in the condition as required herein, Purchaser shall within two weeks of the date of receipt thereof, notify Seller in writing of such title defects disclosed by the title report. Seller shall expeditiously commence and diligently pursue curing such matters and the correction of such matters by Seller shall be a condition precedent to Purchaser's obligation to close hereunder, and closing settlement hereunder shall be postponed as reasonably necessary to allow for such cure by Seller.
If Seller notifies Purchaser that it cannot correct all such title defects, then after receipt of such notice, Purchaser shall notify Seller in writing that Purchaser either (i) waives the title matters complained of or (ii) terminates this Purchase Agreement, in which event the Deposit shall be immediately returned to Purchaser and thereafter neither Purchaser nor Seller shall have any further obligation or liability hereunder.

         After the effective date of this Agreement, Seller agrees not to mortgage or encumber the Property or execute any easements, covenants, conditions or restrictions with respect to the Property or to seek any zoning changes or other government approvals with respect to the Property, without the express written consent of Purchaser, which consent shall not be unreasonably withheld.

         8.      ADJUSTMENTS AT SETTLEMENT:        Property taxes and any
public charges assessed on an annual or special basis against the Property for the year in which settlement occurs shall be apportioned between Seller and Purchaser to the date of settlement. Seller shall pay any and all property taxes, utility charges, meter deposits, and any and all other costs of ownership of the Property due and owing up to and including the date of settlement.





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         9.      COSTS OF SETTLEMENT:      Seller shall pay for deed
preparation, transfer tax stamps and the fees of Seller's counsel. Purchaser shall pay for all survey/test costs, title examination fees and title insurance premiums, recording costs, and the fees of Purchaser's counsel.

         10.     DEFAULT:         In the event of Purchaser's default of the
terms and conditions of this Agreement, Seller shall have the right to declare a forfeiture of the Deposit as liquidated damages whereupon Purchaser and Seller shall be thereafter relieved of further liability hereunder, at law or in equity.
         In the event of Seller's default of the terms and conditions of this Agreement, Purchaser shall have the right to demand a refund of the Deposit and other than as provided in Paragraph 7 hereof, to pursue all other legal or equitable remedies.

         11.     ASSIGNABILITY:   The rights and privileges acquired upon
execution of this Agreement by the Parties hereto shall not be assignable to third parties; provided, however that Purchaser may assign this Agreement to a wholly owned subsidiary corporation.

         12.     ENVIRONMENTAL:   Seller warrants unto the Purchaser that
Seller through his agents and employees, during the time Seller has owned the property, has not (a) placed upon the Property for the purpose of storage, treatment or disposal any hazardous wastes as defined in the West Virginia Hazardous Waste Management Act, West Virginia Code Section 2-5E-20, and under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1986, 42 U.S.C. Section 9601, et seq., as amended; or (b) placed upon the Property any underground storage tank or tanks which are regulated under the provisions of the West Virginia Underground Storage Tank Act, West Virginia Code Section 20-5H-19.





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         13.     CONDEMNATION:    IF, at or prior to the time of settlement,
the Property or any portions thereof shall be condemned or taken pursuant to any governmental or other power of eminent domain, or if any written notice of any such taking or condemnation is issued, or proceedings instituted by any governmental authority having the power of eminent domain, then and in any of such events, the Purchaser shall have the right to either (i) terminate this Contract by giving the Seller written notice to that effect, whereupon the Deposit paid hereunder shall be returned to Purchaser and both Purchaser and Seller shall thereafter be relieved of further liability hereunder, at law or in equity, or (ii) proceed to settlement with no reduction in the purchaser price, in which case Purchaser shall receive at settlement all condemnation awards paid to Seller subsequent to the date of this Agreement for any part of the Property, together with an absolute assignment of Seller's right and interest as an owner in any unpaid condemnation awards to be made with respect to the Property. If Seller has knowledge of any pending or threatened condemnation proceedings or actions or any notices thereof affecting the Property, Seller will promptly advise Purchaser in writing of the matters of facts relating thereto.

         14.     CONDITION OF THE PROPERTY:        Seller and Purchaser
acknowledge that the Property, its improvements and appurtenances are being sold "as is" with no warranty or representation express or implied as the condition of the Property or its fitness for any particular use, except as contained in this Agreement or the Deed. Seller covenants that it has conducted or has been give opportunity to conduct any and all inspections of the Property material to its purchase and intended use and accepts the Property "as is" with no reliance by Purchaser upon any written or oral representation by the Seller as to the condition of the Property, except as





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contained in this Agreement.

         15.     SUCCESSORS IN INTEREST:   This Agreement shall be binding upon
and inure to the benefit of the respective successors in interest of the parties hereto.

         16.     WARRANTIES OF THE PARTIES:        Seller does hereby represent
and warrant as follows:        (i) that Seller is the sole owner, both
equitable and legal, of the Property herein described; (ii) that F&M Bank - Martinsburg is a West Virginia banking corporation, duly organized and existing, and in good standing under the laws of the State of West Virginia; and (iii) that the execution and deliver of this Agreement by the undersigned on behalf of the Banking Corporation, has been duly authorized by its Board of Directors.

         Purchaser does hereby represent and warrant as follows:    (i) that
Paxson Communications of Washington-60, Inc. is a corporation, duly organized and existing, and in good standing under the laws of the State of Florida; and
(ii) that the execution and delivery of this Agreement by the undersigned on behalf of the Purchaser, has been duly authorized by its Board of Directors.

         17.     COMPLETE AGREEMENT:       It is understood and agreed that
this Agreement contains all of the terms and conditions of the Agreement reached by the parties and that neither the Seller nor Purchaser shall be bound by any oral representations and agreements; it is further agreed and understood that no terms or conditions of this Agreement can be modified except by an agreement in writing executed by the Seller and Purchaser.

         18.     NOTICES:         Notices to the Seller pursuant to the
provisions of this Agreement shall be sufficient as sent by certified or registered mail, postage prepaid, addressed to:

                 F&M Bank - Martinsburg
                 301 West Burke Street
                 P.O. Box 928
                 Martinsburg, West Virginia  25401





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and notices to the Purchaser pursuant to the provisions of this Agreement shall be sufficient if sent by certified or registered mail, postage prepaid, addressed to:

                 Paxson Communications of Washington-60, Inc.
                 601 Clearwater Park Road
                 West Palm Beach, Florida  33401

or to such other respective addresses as the parties may designate in writing from time to time and served pursuant to the provisions of this paragraph. Notice shall be deemed to have been given upon deposit of the same in the United States mail.

         19. APPLICABLE LAW: This Agreement shall be governed by and construed in accordance with the applicable laws of the State of West Virginia.

         20.     HEARINGS:        The paragraph headings contained in this
Agreement are inserted solely as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of any provisions of this Agreement.

         IN WITNESS THEREOF, the parties hereto have signed, sealed and delivered these presents as their own free act and deed.

SELLER:          F&M Bank - Martinsburg

                 /s/ C. William Hammod                              May 17, 1995
                 ----------------------------------         -------------------------
                 By: President/CEO                          Date


PURCHASER:       Paxson Communications of Washington-60, Inc.

                 /s/ Lowell W. Paxson                               May 18, 1995
                 ----------------------------------         -------------------------
                 By:                                        Date





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